UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 12/06/2005

FASTENTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 333-108365

Delaware	52-2225101
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8500 Normandale Lake Boulevard

Suite 1230

Minneapolis, MN 55437

(Address of Principal Executive Offices, Including Zip Code)

(952) 921-2090

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion or Acquisition or Disposition of Assets.

On December 6, 2005, Fastentech, Inc.’s (the “Company”) wholly-owned subsidiary, Spiegelberg Manufacturing, Inc., an Ohio corporation (“Spiegelberg”), completed the acquisition of all of the issued and outstanding capital stock of BNC & Associates, Inc., an Ohio corporation (“BNC”), pursuant to the terms and conditions of the stock purchase agreement (the “Agreement”) dated December 6, 2005 among Spiegelberg, BNC and the stockholders of BNC as identified therein.

The purchase price of the acquisition was approximately $17.2 million in cash, net of a preliminary working capital adjustment, which included the retirement of outstanding indebtedness.

The acquisition was financed from cash on hand and borrowings under the Company’s revolving credit facility.

On December 12, 2005, the Company issued a press release announcing the consummation of the acquisition of BNC. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Financial statements required by this item shall be filed not later than 71 days after the date that this report is required to be filed.

(b)	Pro forma financial information.

Financial statements required by this item shall be filed not later than 71 days after the date that this report is required to be filed.

(c)	Exhibits

99.1	Press Release dated December 12, 2005 announcing that a subsidiary of the Company has acquired the capital stock of BNC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENTECH, INC.

Date: December 12, 2005	By:	/s/ MICHAEL R. ELIA
Michael R. Elia
Senior Vice President and Chief Financial Officer